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                             July 11, 2000

divine interVentures, inc.
4225 Naperville Road, Suite 400
Lisle, Illinois 60532

          Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel for divine interVentures, inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 8,846,990 shares (the "Shares") of the Company's class A common stock, $0.001 par value per share (the "Class A Common Stock"), which may be issued pursuant to the divine interVentures, inc. 1999 Stock Incentive Plan (the "Stock Incentive Plan") and the divine interVentures, inc. 2000 Employee Stock Purchase Plan (collectively, the "Plans"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the following:

          1.   The Registration Statement;

          2. The Company's Second Amended and Restated Certificate of Incorporation, as amended;

          3. The form of the proposed amendment to the Second Amended and Restated Certificate of Incorporation, as amended, of the Company;

          4. The form of the proposed Third Amended and Restated Certificate of Incorporation of the Company;

          5.   The Amended and Restated By-Laws of the Company;

          6. Records of proceedings and actions of the Board of Directors of the Company relating to the adoption of each of the Plans;

          7. Records of proceedings and actions of the stockholders of the Company relating to the adoption of each of the Plans;
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          8.   Each of the Plans;

          9. The form of option agreement under the Stock Incentive Plan (an "Option Agreement");

          10. The form of specimen certificate representing the Class A Common Stock;

          11. Certificates and written statements of public officials, officers, directors, representatives and agents of the Company; and

          12. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, we are of the opinion that, when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and when such certificates are issued and delivered by the Company and paid for in accordance with the terms of the applicable Plan, the up to 8,846,990 Shares issuable under the Plans and covered by the Registration Statement will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof. In connection therewith, we hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act and related rules and regulations thereunder.

                                   Very truly yours,

                                   Katten Muchin Zavis